Exhibit 10.56

THIS OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS OPTION, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

MRI INTERVENTIONS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of the 5th day of December, 2013, by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), and PARAG KARMARKAR (the “Optionee”).

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company’s common stock, par value $.01 per share (the “Shares”), subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Grant of Option.

(a)     The Company grants the Optionee the right and option (the “Stock Option”) to purchase 75,000 Shares, in whole or in part (the “Option Shares”), at an exercise price of $1.75 per Share (the “Option Price”), on the terms and conditions set forth in this Agreement.

(b)     The Stock Option shall be a non-qualified stock option. The Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). In order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee. This Agreement is not subject to, and the Stock Option is not granted under, the Company’s 2013 Incentive Compensation Plan.

2.     Exercisability. The Optionee may exercise the Stock Option, in whole or in part, at any time or times prior to the close of business on the Expiration Date (as defined below).

3.     Manner of Exercise.

(a)     The Optionee may exercise the Stock Option only in the following manner:

From time to time on or prior to the Expiration Date, the Optionee may give written notice to the Company of his election to purchase some or all of the Option Shares. Such notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check) at the time the Stock Option is exercised; (ii) in Shares having a Fair Market Value (as defined below) equal to the aggregate Option Price for the Option Shares being purchased and satisfying such other requirements as may be imposed by the Company’s Board of Directors or its duly authorized committee (in either case, the “Board”); provided, that such Shares have been held by the Optionee for no less than six months (or such other period as established from time to time by the Board in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in Shares (as described in the preceding clause (ii)); (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Option Shares being purchased, provided that in the event the Optionee chooses to pay the Option Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure; or (v) through “net settlement” in Shares. In the case of a “net settlement” of the Stock Option, the Company will not require a cash payment of the Option Price for the Option Shares being purchased, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price for the Option Shares set forth in this Agreement. With respect to any remaining balance of the aggregate Option Exercise Price Per Share for the Option Shares, the Company shall accept a cash payment. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for such Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in any other applicable agreement or applicable laws and regulations, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of the Shares pursuant to the exercise of the Stock Option and any subsequent resale of such Shares will be in compliance with applicable laws and regulations.

(b)     The Shares purchased upon exercise of the Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Board with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof. The determination of the Board as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Stock Option unless and until the Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the Shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.

(c)     The minimum number of Shares with respect to which the Stock Option may be exercised at any one time shall be 100 Shares, unless the number of Shares with respect to which the Stock Option is being exercised is the total number of Shares subject to exercise under the Stock Option at the time.

(d)     Notwithstanding any other provision hereof, no portion of the Stock Option shall be exercisable after the Expiration Date hereof.

4.     Termination of Option. The Stock Option will expire as of 5:00 pm (Central time) on December 5, 2023 (the “Expiration Date”) with respect to any then unexercised portion thereof, unless terminated earlier as set forth herein.

5.     Adjustments.

(a)     Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to stockholders of Shares (other than regular cash dividends) or any similar event, the Board, without liability to the Optionee or any other person, shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 16 below) as to (i) the number of Shares or other securities of the Company (or the number and kind of other securities or property) subject to the Stock Option and (ii) the Option Price with respect to the Stock Option; provided that the Board shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

(b)     Change of Control. In the event of a Change of Control (as defined below) or similar corporate transaction, the Board may (subject to Section 16 below), but shall not be obligated to, (i) cancel the Stock Option for fair value (as determined in the sole discretion of the Board), which may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares as the Option Shares subject to the Stock Option (or, if no consideration is paid in any such transaction, the Fair Market Value of the Option Shares subject to the Stock Option) over the aggregate Option Price for the Option Shares subject to the Stock Option, (ii) provide for the issuance of a substitute award that will substantially preserve the otherwise applicable terms of the Stock Option as determined by the Board in its sole discretion, or (iii) provide that, unless exercised, the Stock Option shall terminate and be of no further force or effect upon the occurrence of the Change of Control. For the avoidance of doubt, pursuant to the foregoing clause (i), the Board may cancel the Stock Option for no consideration if the aggregate Fair Market Value of the Option Shares subject to the Stock Option is less than or equal to the aggregate Option Price of the Stock Option.

6.     Amendments to Stock Option. The Company may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Stock Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

7.     Limited Transferability. Unless otherwise approved by the Board, this Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

8.     Reservation of Shares. At all times during the term of the Stock Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

9.     Severability. If any provision of this Agreement is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or to either party, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction or party, and the remainder of this Agreement shall remain in full force and effect.

10.     Tax Withholding. The Optionee shall, not later than the date as of which the exercise of the Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. The minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from the Option Shares to be issued a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

11.     Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.     Administration. The Board is authorized to interpret this Agreement, and to make any other determinations that it deems necessary or advisable for the administration of this Agreement. Any decision of the Board in the interpretation and administration of this Agreement, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on the Optionee and the Optionee’s administrators, executors, heirs and legal representatives.

13.     Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

14.     Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Change of Control” shall mean the occurrence with respect to the Company of any of the following events: (a) a change in the ownership of the Company; (b) a change in the effective control of the Company; or (c) a change in the ownership of a substantial portion of the assets of the Company. For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

“Fair Market Value” shall mean, as of a given date, (i) if the Shares are listed or admitted to trading on a national securities exchange on such date, the closing price per Share for the regular market session on such date on the principal securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not listed or admitted to trading on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as reported on a quotation system, or (iii) in the absence of a market for the Shares of the type described in the foregoing clauses (i) or (ii), the value established by the Board in good faith pursuant to the reasonable application of a reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). With respect to the foregoing clause (i), if no sale of Shares shall have been reported on such principal securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used. With respect to the foregoing clause (ii), if no closing bid and asked prices shall have been reported on such date, then the immediately preceding date on which such prices have been reported shall be used.

15.     Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s administrators, executors, heirs and legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s administrators, executors, heirs and legal representatives.

16.     Section 409A. Notwithstanding other provisions of this Agreement to the contrary, the Stock Option may not be extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon the Optionee. In the event that it is reasonably determined by the Board that, as a result of Section 409A of the Code, any payment or delivery of Shares may not be made at the time contemplated by the terms of this Agreement without causing the Optionee to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Optionee incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 16 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives, shall have any liability to the Optionee with respect to this Section 16.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Non-Qualified Stock Option Agreement to be effective as of the day and year first above written.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar Thomas
Name:	Oscar Thomas
Title:	Vice President, Business Affairs

/s/ Parag Karmarkar
Parag Karmarkar